Exhibit 10.35

REDBACK NETWORKS INC.

1999 STOCK INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Unless otherwise defined herein, capitalized terms defined in the 1999 Stock Incentive Plan shall have the same defined meanings in this Restricted Stock Agreement (the “Agreement”).

I. NOTICE OF RESTRICTED STOCK GRANT

Name:	Paul Giordano

Address:

The undersigned Outside Director has been granted Restricted Shares, subject to the terms and conditions of the Plan and this Restricted Stock Agreement, as follows:

Grant Date:	November 3, 2005

Vesting Commencement Date:	November 3, 2005

Restricted Shares:	25,000

Vesting Schedule:

1/24th of the Restricted Shares shall vest after the expiration of each month following the Vesting Commencement Date such that 100% of the Restricted Shares shall be vested on the two-year anniversary of the Vesting Commencement Date, subject to the Outside Director’s continued service as a member of the Company’s Board through each relevant vesting date.

Notwithstanding the foregoing, if the Outside Director is removed from the Board or voluntarily resigns from the Board at the request of the acquiror within one year following a Change in Control, the Restricted Shares shall partially accelerate and become vested and exercisable with respect to the number of shares that would have otherwise vested within the 12 months following the date of the Outside Director’s termination of service as though the Outside Director had remained in service as a member of the Company’s Board through such date.

II. TERMS OF THE AGREEMENT

1. Grant. The Company hereby grants to the individual named in the Notice of Restricted Stock Grant an award for that number of Restricted Shares set forth in the Notice of Restricted Stock Grant in exchange for the par value ($0.0001 per share) of the Restricted Shares, commencing on the date hereof, subject to all of the terms and conditions in this Agreement and the Plan, which is incorporated herein by reference.

2. Shares Held in Escrow. Unless and until the Restricted Shares shall have vested in the manner set forth in Sections 3 or 4 herein, such shares shall be issued in the name of the Outside Director and held by the Secretary of the Company as escrow agent (the “Escrow Agent”), and shall not be sold, transferred, assigned, or otherwise disposed of, and shall not be pledged, alienated, or otherwise hypothecated. The Company may instruct the transfer agent for its Common Stock to place a legend on the certificates representing the Restricted Shares or otherwise note on its records as to the restrictions on transfer set forth in this Agreement and the Plan. The certificate or certificates representing such shares shall not be delivered by the Escrow Agent to the Outside Director unless and until the shares have vested and all other terms and conditions in this Agreement have been satisfied. The Restricted Shares will be released from escrow as soon as practicable after the shares vest.

The Outside Director shall, upon execution of this Agreement, deliver and deposit with the Escrow Agent the share certificates representing the Restricted Shares, together with the Assignment Separate from Certificate (the “Stock Assignment”) duly endorsed in blank, attached hereto as Appendix A. The unvested Restricted Shares and Stock Assignment shall be held by the Escrow Holder until such time as the Restricted Shares vest and are released from escrow.

3. Vesting Schedule. Except as provided in Section 4, and subject to Section 5, the Restricted Shares awarded by this Agreement shall vest in the Outside Director according to the vesting schedule set forth in the Notice of Restricted Stock Grant.

4. Committee Discretion. The Committee, in its absolute discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Shares at any time. If so accelerated, such shares shall be considered as having vested as of the date specified by the Committee.

5. Forfeiture. Except as provided in Section 4, and notwithstanding any contrary provision of this Agreement, the balance of the Restricted Shares which have not vested at the time of the Outside Director’s termination of status as a member of the Company’s Board (“Termination of Service”) shall thereupon be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company. The Outside Director hereby appoints the Escrow Agent with full power of substitution, as the Outside Director’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of the Outside Director to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested shares to the Company upon such Termination of Service.

6. Death of Outside Director. Any distribution or delivery to be made to the Outside Director under this Agreement shall, if the Outside Director is then deceased, be made to the Outside Director’s designated beneficiary, or if no beneficiary survives the Outside Director, to the administrator or executor of the Outside Director’s estate. Any designation of a beneficiary by the Outside Director shall be effective only if such designation is made in a form and manner acceptable to the Committee. Any transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7. Rights as Stockholder. Neither the Outside Director nor any person claiming under or through the Outside Director shall have any of the rights or privileges of a stockholder of the Company in respect of any shares deliverable hereunder unless and until certificates representing such shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Outside Director or the Escrow Agent. Except as provided in Section 8, after such issuance, recordation and delivery, the Outside Director shall have all the rights of a stockholder of the Company with respect to voting such shares and receipt of dividends and distributions on such shares.

8. Changes in Stock. In the event that as a result of a stock dividend, stock split, reverse stock split, reclassification, recapitalization, combination of shares or the adjustment in capital stock of the Company or otherwise, or as a result of a merger, consolidation, spin-off, or other reorganization, the Company’s shares shall be increased, reduced or otherwise changed, and by virtue of any such change the Outside Director shall in his or her capacity as owner of unvested Restricted Shares which have been awarded to him or her (the “Prior Shares”) be entitled to new or additional or different shares of stock, securities or cash; such new or additional or different shares, securities or cash shall thereupon be considered to be unvested Restricted Shares and shall be subject to all of the conditions and restrictions which were applicable to the Prior Shares pursuant to this Agreement and the Plan. If the Outside Director receives rights or warrants with respect to any Prior Shares, such rights or warrants may be held or exercised by the Outside Director, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants shall be considered to be unvested Restricted Shares and shall be subject to all of the conditions and restrictions which were applicable to the Prior Shares pursuant to the Plan and this Agreement. The Administrator in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional shares of stock, securities, cash, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.

9. Tax Consequences. Set forth below is a brief summary, as of the date of grant of Restricted Shares, of some of the federal tax consequences arising from the grant of Restricted Shares and the disposition of such shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.

9.1 Grant of Restricted Shares. Generally, no income will be recognized by the Outside Director in connection with the grant of unvested Restricted Shares, unless an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) is filed with the Internal Revenue Service within 30 days of the Grant Date. Otherwise, as the Restricted Shares vest, the Outside Director will recognize compensation income in an amount equal to the difference between the fair market value of the Restricted Shares at the time the shares vest and the amount paid for the stock, if any (the “Spread”). Generally, the Spread will be subject to tax withholding by the Company, and the Company will be entitled to a tax deduction in the amount and at the time the Outside Director recognizes compensation income with respect to the Restricted Shares.

9.2 Section 83(b) Election. The Outside Director may elect to be taxed (and commence his capital gains holding period for the Restricted Shares) at the time the Restricted Shares are granted rather than when any applicable forfeiture expires by filing an election under Section 83(b)

of the Code with the United States Internal Revenue Service within 30 days from the Grant Date. The form for making this election is attached as Appendix B hereto. THE OUTSIDE DIRECTOR ACKNOWLEDGES THAT IT IS THE OUTSIDE DIRECTOR’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE OUTSIDE DIRECTOR REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE HIS OR HER BEHALF. If the Outside Director files an election under Section 83(b), the Outside Director must pay the applicable income tax on any excess of the fair market value of the Restricted Shares at the time of the Grant Date over the amount paid for the unvested Restricted Shares, if any. However, if the Outside Director’s service with the Company subsequently terminates before the Restricted Shares vest, the Outside Director will not be entitled to any refund of the taxes paid on the unvested Restricted Shares.

9.3 Disposition of Shares. Upon a disposition of the Restricted Shares, any gain or loss is treated as capital gain or loss. If the shares are held for at least one year, any gain realized on disposition of the shares will be treated as long-term capital gain for federal income tax purposes. Long-term capital gains are grouped and netted by holding periods. Net capital gains on assets held for more than 12 months is currently capped at 15%. Capital losses are allowed in full against capital gains, and up to $3,000 against other income.

The Outside Director has reviewed with the Outside Director’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Outside Director is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Outside Director understands that the Outside Director (and not the Company) shall be responsible for the Outside Director’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

10. Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Secretary, at Redback Networks Inc., 300 Holger Way, San Jose, CA 95134 (fax: 408-750-5599) or at such other address as the Company may hereafter designate in writing.

11. Grant is Not Transferable. Except as provided in Section 6, this grant and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or of any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately shall become null and void.

12. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

13. Conditions for Issuance of Certificates for Stock. The shares deliverable to the Outside Director may be either previously authorized but unissued shares or issued shares that have been reacquired by the Company. The Company shall not be required to issue any certificate or certificates for shares hereunder prior to fulfillment of all the following conditions: (a) the admission of such shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of grant of the Restricted Stock as the Committee may establish from time to time for reasons of administrative convenience.

14. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.

15. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

16. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

17. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Outside Director expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.

By Outside Director’s signature below, Outside Director represents that he or she is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof. Outside Director has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Outside Director agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement. Outside Director further agrees to notify the Company upon any change in the residence indicated in the Notice of Restricted Stock Grant.

OUTSIDE DIRECTOR	REDBACK NETWORKS INC.

/s/ Paul Giordano	/s/ Kevin A. DeNuccio
Signature	By

Paul Giordano	President & CEO
Print Name	Title

Residence Address

APPENDIX A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED I,                                 , hereby sell, assign and transfer unto Redback Networks Inc.                                  (            ) shares of the Common Stock of Redback Networks Inc. standing in my name of the books of said corporation represented by Certificate No.              herewith and do hereby irrevocably constitute and appoint                      to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Stock Assignment may be used only in accordance with the Restricted Stock Purchase Agreement between Redback Networks Inc. and the undersigned dated                     ,              (the “Agreement”).

Dated: _______________________, _________	Signature: ___________________________________________

INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its “repurchase option,” as set forth in the Agreement, without requiring additional signatures on the part of the Outside Director.

APPENDIX B

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to the above-referenced Federal Tax Code, to include in taxpayer’s gross income for the current taxable year, the amount of any compensation taxable to taxpayer in connection with his receipt of the property described below:

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME:	TAXPAYER: Paul Giordano	SPOUSE:

ADDRESS:

IDENTIFICATION NO.:	TAXPAYER:	SPOUSE:

TAXABLE YEAR:

2.	The property with respect to which the election is made is described as follows: shares (the “Shares”) of the common stock of Redback Networks Inc. (the “Company”).

3.	The date on which the property was transferred is: , 200 .

4.	The property is subject to the following restrictions:

The Shares may forfeited to the Company, or its assignee, on certain events. This right lapses with regard to a portion of the Shares based on the continued performance of services by the taxpayer over time.

5.	The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: [ ]

6.	The amount (if any) paid for such property is: [ ]

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: ,
Paul Giordano, Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated: ,
Spouse of Taxpayer